Exhibit 15

August 6, 2003

Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C. 20549
Attn:  Document Control


Commissioners:

We are aware that our report dated July 31, 2003, on our review of the interim condensed consolidated financial information of 7-Eleven, Inc. and Subsidiaries (the "Company") as of June 30, 2003, and for the three-month and six-month periods then ended, and included in the Company's Quarterly Report on Form 10-Q for the quarter then ended, is incorporated by reference in the following Registration
Statements:


                                             Registration No.
                                             ----------------
  On Form S-8 for:

    7-Eleven, Inc. 1995 Stock Incentive Plan        33-63617
                                              and 333-107574

    7-Eleven, Inc. Supplemental Executive
      Retirement Plan for Eligible Employees       333-42731

 7-Eleven, Inc. Stock Compensation Plan
   for Non-Employee Directors                  333-68491


Very truly yours,


PRICEWATERHOUSECOOPERS LLP
Dallas, Texas





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